Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts. com

May 25, 2007

SemGroup Energy Partners, L.P.

Two Warren Place

6120 South Yale Avenue, Suite 700

Tulsa, Oklahoma 74136

Ladies and Gentlemen:

We have acted as counsel to SemGroup Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 14,375,000 common units representing limited partner interests in the Partnership (the “Common Units”).

As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Act”), partnership records and documents, certificates of partnership and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the original documents.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	The Partnership has been duly formed and is validly existing as a limited partnership under the Act.

2.	The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership’s Registration Statement on Form S-1 (Commission File No. 333-141196), as amended, to which this opinion is an exhibit and relating to the Common Units (the “Registration Statement”), will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the statements with respect to us under the heading “Validity of the Common Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the class of persons whose

SemGroup Energy Partners, L.P.	May 25, 2007

consent is required under the provisions of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

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